UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UnitedHealth Group Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EAST MINNETONKA, MN 55343 UNITEDHEALTH GROUP INCORPORATED It’s time to vote your UNITEDHEALTH GROUP INCORPORATED shares! You have the right to vote on proposals being presented at the 2022 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 6, 2022. *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D82210-P67913 Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 6, 2022 11:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/UNH2022 2022 Annual Meeting For Holders as of April 8, 2022 Vote by June 5, 2022 11:59 PM ET Shares held in the UnitedHealth Group 401(k) Savings Plan must be voted by June 1, 2022 11:59 PM ET

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D82211-P67913 1. Election of Directors Nominees: 1c. Stephen J. Hemsley 1a. Timothy P. Flynn 1d. Michele J. Hooper 1b. Paul R. Garcia 1e. F. William McNabb III 1f. Valerie C. Montgomery Rice, M.D. 1g. John H. Noseworthy, M.D. 1h. Andrew Witty 2. Advisory approval of the Company’s executive compensation. 4. If properly presented at the 2022 Annual Meeting of Shareholders, the shareholder proposal seeking shareholder ratification of termination pay. For For For For For For For For For For 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022. 5. If properly presented at the 2022 Annual Meeting of Shareholders, the shareholder proposal regarding political contributions congruency report. Against Against